UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2015

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

382 N. Lemon Ave., Ste. 364, Walnut, California		91789
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2015, the Registrant entered into separate Subscription Agreements with Haris Basit and Asad Cochinwala in which each party agreed to purchase 14,285,714 shares of common stock at a purchase price of $0.0035 per share for $50,000. The purchase price per share was equal to 50% of the average closing price of the Registrant's common stock for the 20 trading days immediately preceeding the date of the investment. The Registrant received $50,000 from Haris Basit and $50,000 from Asad Cochinwala on April 14, 2015.

The Subscription Agreements are attached hereto as Exhibit 10.1 and Exhibit 10.2

Item 3.02 Unregistered Sales of Equity Securities.

On April 16, 2015, the Registrant issued 14,285,714 shares of Registrant common stock to Haris Basit and 14,285,714 shares of Registrant common stock to Asad Cochinwala. The shares were issued related to the Subscription Agreements discussed in detail in Item 1.01. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its stock. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was not general solicitation or general advertising involved in the offer or sale.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

10.1 Subscription Agreement between Registrant and Haris Basit dated April 14, 2015.

10.2 Subscription Agreement between Registrant and Asad Cochinwala dated April 14, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

April 17, 2015	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Subscription Agreement between Registrant and Haris Basit dated April 14, 2015.
10.2	Subscription Agreement between Registrant and Asad Cochinwala dated April 14, 2015.